Exhibit 10.3

WEIGHT WATCHERS INTERNATIONAL, INC.

TERM SHEET FOR

EMPLOYEE STOCK OPTION AWARDS

FOR GOOD AND VALUABLE CONSIDERATION, Weight Watchers International, Inc., a Virginia corporation (the “Company”), hereby grants to the employee of the Company or its Affiliates as identified below (the “Employee”) an Option to purchase the aggregate number of shares of Common Stock of the Company specified below (the “Option Award”) at the purchase price per share specified below (the “Exercise Price”). The Option Award is granted upon the terms, and subject to the conditions, set forth in this Term Sheet, the Company’s stock incentive plan specified below (the “Plan”), and the Terms and Conditions for Employee Stock Option Awards promulgated under such Plan and as attached hereto (the “Terms and Conditions”), each hereby incorporated herein by this reference and each as amended from time to time (capitalized terms not otherwise defined herein shall have the same meanings ascribed to them in the Terms and Conditions or the Plan).

Key Terms and Conditions

Name of Employee:	«FirstName» «LastName»
Grant Date:
Plan:
Aggregate Number of Shares subject to Option:
Exercise Price per Share of an Option:

Vesting Schedule for Option (subject to continued employment)

Date	% of Shares subject to Option
[●], 2018	25% of Aggregate Number of Shares subject to Option
[●], 2019	25% of Aggregate Number of Shares subject to Option
[●], 2020	25% of Aggregate Number of Shares subject to Option
[●], 2021	25% of Aggregate Number of Shares subject to Option

Option Expiration Date:	[●], 2024

By accepting this Term Sheet, the Employee acknowledges that he or she has received and read, and agrees that the Option granted herein is awarded pursuant to the Plan, is subject to and qualified in its entirety by this Term Sheet, the Plan, and the Terms and Conditions, and shall be subject to the terms and conditions of this Term Sheet, the Plan and the Terms and Conditions attached hereto.

If the Employee does not sign and return this Term Sheet by [DATE], 2017, this Option Award shall be forfeited and shall be of no further force and effect.

WEIGHT WATCHERS INTERNATIONAL, INC.

By:
Name:	«FirstName» «LastName»
Title:	«Address1» «Address2»
«Address3»
«City», «State» «Zip»
«Country»

WEIGHT WATCHERS INTERNATIONAL, INC.

TERMS AND CONDITIONS FOR

EMPLOYEE STOCK OPTION AWARDS

Weight Watchers International, Inc., a Virginia corporation (the “Company”), grants to the Employee who is identified on the Term Sheet for Employee Stock Option Awards provided to the Employee herewith (the “Term Sheet”) the Options specified in the Term Sheet, upon the terms and subject to the conditions set forth in (i) the Term Sheet, (ii) the Company stock incentive plan specified in the Term Sheet (the “Plan”) and (iii) these Terms and Conditions for Employee Stock Option Awards promulgated under such Plan (these “Terms and Conditions”), each hereby incorporated herein by this reference and each as amended from time to time.

ARTICLE I

DEFINITIONS

Capitalized terms not otherwise defined herein shall have the same meanings ascribed to them in the Term Sheet or the Plan.

Section 1.1 – Cause

“Cause” shall be as defined in the Employment Agreement.

Section 1.2 – Change in Control

Notwithstanding the definition in the Plan, “Change in Control” shall be deemed to have the same meaning as in the Continuity Agreement:

Section 1.3 – Code

“Code” shall mean the Internal Revenue Code of 1986, as amended.

Section 1.4 - Committee

“Committee” shall mean the Compensation Committee of the Board of Directors of the Company.

Section 1.5 – Common Stock

“Common Stock” shall mean the common stock, no par value per share, of the Company.

Section 1.6 – Company

“Company” shall mean Weight Watchers International, Inc.

Section 1.7 –Continuity Agreement

“Continuity Agreement” shall mean that Continuity Agreement between the Company and Employee entered into as of [Date], 2017, as it may be amended from time to time.

Section 1.8 - Disability

“Disability” shall be as defined in the Employment Agreement.

Section 1.9 – Employment Agreement

“Employment Agreement” shall mean that Employment Agreement between the Company and Employee entered into as of [DATE], 2017, as may be amended from time to time.

Section 1.10 – Expiration Date

“Expiration Date” shall mean, with respect to Options, the expiration date specified on the Term Sheet.

Section 1.11 – Good Reason

“Good Reason” shall be as defined in the Employment Agreement.

Section 1.12 - Grant Date

“Grant Date” shall mean the date specified on the Term Sheet on which the Option Award was granted.

Section 1.13 – Options

“Option” or “Options” shall each mean the non-qualified stock option to purchase shares of Common Stock as granted under the Term Sheet and these Terms and Conditions in accordance with the Plan.

Section 1.14 – Option Vesting Date

“Option Vesting Date” shall mean the date an Option becomes vested.

Section 1.15 – Plan

“Plan” shall mean the Company’s stock incentive plan specified on the Term Sheet.

Section 1.16 – Secretary

“Secretary” shall mean the Secretary of the Company.

ARTICLE II

GRANT OF OPTIONS

Section 2.1 – Grant of Options

On and as of the Grant Date, the Company irrevocably grants to the Employee an Option to purchase the number of shares of its Common Stock specified on the Term Sheet, upon the terms and conditions set forth in the Term Sheet and these Terms and Conditions. The Options shall vest and become non-forfeitable in accordance with Article III hereof.

Section 2.2 – Exercise Price for Options

Subject to Section 2.4 below, the exercise price of a share of Common Stock covered by an Option shall be the Exercise Price per share specified on the Term Sheet, without commission or other charge.

Section 2.3 – Employment Agent

This Option Award is made as required by Section 4 of the Employment Agreement. Nothing in the Term Sheet, in these Terms and Conditions or in the Plan shall confer upon the Employee any right to continue in the employment of the Company or its Affiliates, or shall interfere with or restrict in any way the rights of the Company or its Affiliates, which are hereby expressly reserved, to terminate the employment of the Employee at any time for any reason whatsoever, with or without Cause (subject to the terms of the Employment Agreement). Employee hereby acknowledges and agrees that neither the Company nor its Affiliates nor any other Person has made any representations or promises whatsoever to the Employee concerning the Employee’s employment or continued employment by the Company or its Affiliates, subject to the terms of the Employment Agreement.

Section 2.4 – Adjustments

Subject to the provisions of the Plan, in the event that the outstanding shares of the Common Stock subject to an Option Award are, from time to time, changed into or exchanged for a different number or kind of shares of the Company or other securities of the Company by reason of a merger, consolidation, recapitalization, change of control, reclassification, stock split, spin-off, stock dividend, combination of shares, or otherwise, the Committee shall make an appropriate and equitable adjustment in the number and kind of shares or other consideration as to which such Option Award, including, the portions thereof then unexercised, that shall be exercisable into. Any such adjustment made by the Committee in its good faith discretion and in accordance with the provisions of the Plan shall be final and binding upon the Employee, the Company and all other interested persons. To the extent that any Option Award is not continued, assumed or substituted for options or any other form of equity of a surviving entity in connection with one of the foregoing events, it shall become fully vested immediately prior to the event. Notwithstanding the forgoing or anything in the Plan, the Term Sheet or these Terms and Conditions, solely with respect to any Option Award granted with an exercise price in excess of the grant date Fair Market Value per share of Common Stock, such Option Award may not be cashed out or otherwise terminated or compelled to be exercised without the prior written consent of Employee except it may be cashed out in a transaction in which all of the Common Stock of the Company is exchanged for cash.

ARTICLE III

VESTING AND EXERCISABILITY

Section 3.1 - Commencement of Vesting and Exercisability

Option Award. Unless otherwise provided in the Term Sheet, these Terms and Conditions or the Plan, so long as the Employee continues to be employed by the Company or its Affiliates, the shares subject to the Options shall vest and become exercisable on the dates specified on, and to the extent provided by, the Option vesting schedule set forth on the Term Sheet provided that:

(a)    The shares subject to the Options not then vested shall immediately vest and become exercisable upon a termination described in Section 3(a) of the Continuity Agreement.

(b)    If (a) above does not apply, to the extent Employee’s employment with the Company and its Affiliates is terminated by the Company without Cause (other than due to a Disability) or by the Employee for Good Reason, the greater of (i) fifty percent (50%) of the unvested Options as of the date of such termination of employment or (ii) the number of Options that would vest upon the next Option Vesting Date shall vest upon such termination of employment.

(c)    Subject to (a) above, the Employee shall cease any additional vesting in his or her Options upon any termination of his or her employment and the unvested portion of the Options shall be cancelled without payment therefor upon any termination of her employment.

Section 3.2 – Expiration of Option

(a)    Except as otherwise provided herein, the Options shall remain outstanding, unless earlier exercised or terminated until the Expiration Date, but may not be exercised to any extent by Employee after the first to occur of the following events:

(i)    The Expiration Date;

(ii)    The first anniversary of the date of the Employee’s termination of employment by reason of death or Disability;

(iii)    The first business day which is ninety calendar days after termination of employment of the Employee by the Employee without Good Reason; or

(iv)    The date of the Employee’s termination of employment by the Company and its Affiliates for Cause.

(b)    Notwithstanding the foregoing, in the event that Employee would be required to make a filing under the Hart-Scott-Rodino Act in connection with exercise of the Option Award prior to exercise, the applicable time period shall be appropriately extended to permit such filing and exercise during a “window period.”

ARTICLE IV

EXERCISE OF OPTIONS AND STOCKHOLDER RIGHTS

Section 4.1 - Person Eligible to Exercise

During the lifetime of the Employee, only he or the trustee of an Employee’s Trust may exercise the Options or any portion thereof. After the death of the Employee, any exercisable portion of the Options may, prior to the time when an Option becomes unexercisable under Section 3.2, be exercised by his or her personal representative or by any person empowered to do so under the Employee’s will or under the then applicable laws of descent and distribution.

Section 4.2 - Partial Exercise

Any exercisable portion of the Options or the entire Options, if then wholly exercisable, may be exercised in whole or in part at any time prior to the time when the Options or portion thereof becomes unexercisable under Section 3.2; provided, however, that any partial exercise shall be for whole shares of Common Stock only.

Section 4.3 - Manner of Exercise

The Options, or any exercisable portion thereof, may be exercised solely by delivering to the Secretary or his or her office all of the following prior to the time when the Options or such portion become unexercisable under Section 3.2:

(a)    Notice in writing signed by the Employee or the other person then entitled to exercise the Options or portion thereof, stating that the Options or portion thereof are thereby exercised, such notice complying with all applicable rules established by the Committee;

(b)    Full payment (in cash, by check or by a combination thereof) for the shares with respect to which such Options or portion thereof are exercised;

(c)    Full payment to the Company of all amounts which, under federal, state or local law, it is required to withhold upon exercise of the Options; and

(d)    In the event the Options or portion thereof shall be exercised pursuant to Section 4.1 by any person or persons other than the Employee, appropriate proof of the right of such person or persons to exercise the Options.

Notwithstanding the foregoing, the Employee may exercise the Option Award and pay the required withholding through a broker transaction (other than during a blackout period), unless prohibited by the Company’s Securities Trading Policy in place from time to time. Additionally, if at any time Employee is prohibited from selling shares because of blackout periods or possession of non-public information and the exercise period would expire pursuant to its terms before she is able to do so, she may cover the exercise price and required withholding through the Company’s netting of the shares being exercised, unless prohibited by the Company’s Securities Trading Policy in place from time to time.

Section 4.4 - Conditions to Issuance of Stock Certificates

The shares of Common Stock deliverable upon the exercise of the Options, or any portion thereof, shall be fully paid and nonassessable. The Company shall not be required to deliver any certificate or certificates for shares of stock purchased upon the exercise of the Options, or any portion thereof, prior to fulfillment of all of the following conditions:

(a)    The obtaining of approval or other clearance from any state or federal governmental agency which the Committee shall, in its absolute discretion, determine to be necessary or advisable; and

(b)    The lapse of such reasonable period of time following the exercise of the Options, as the Committee may from time to time establish for reasons of administrative convenience.

Section 4.5 - Rights as Stockholder

(a)    Optionholder Rights. The holder of the Options shall not be, nor have any of the rights or privileges of, a stockholder of the Company in respect of any shares purchasable upon the exercise of the Options or any portion thereof, including any right to dividends, unless and until certificates representing such shares shall have been issued to such holder as provided under this Article IV. As soon as practicable following the date that the Employee becomes entitled to receive the shares of Common Stock pursuant to this Article IV, certificates for the Common Stock shall be delivered to the Employee or to the Employee’s legal guardian or representative (or if such Common Stock is evidenced by uncertificated securities registered or recorded in records maintained by or on behalf of the Company in the name of a clearing agency, the Company will cause the Common Stock to be entered in the records of such clearing agency as owned by the Employee).

(b)    Tax Advice. The Employee is hereby advised to seek his or her own tax counsel regarding the taxation of an award of the Option made hereunder.

ARTICLE V

THE COMPANY’S REPRESENTATIONS AND WARRANTIES

Section 5.1 - Authorization

The Company represents and warrants to the Employee that (i) the Term Sheet and these Terms and Conditions has been duly authorized, executed and delivered by the Company, and (ii) upon exercise of the Options (or any portion thereof), the Common Stock, when issued and delivered in accordance with the terms hereof, will be duly and validly issued, fully paid and nonassessable.

Section 5.2 - Registration

The Common Stock and the Options are registered on a Form S-8 Registration Statement or any successor to Form S-8 to the extent that such registration is then available with respect to such Common Stock and Options, and (ii) the Company will file the reports required to be filed by it under the 1933 Act and the Securities Exchange Act of 1934, as amended (the “Act”), and the rules and regulations adopted by the SEC thereunder, to the extent required from time to time to enable the Employee to sell his or her shares of Stock without registration under the 1933 Act within the limitations of the exemptions provided by (A) Rule 144 under the 1933 Act, as such rule may be amended from time to time, or (B) any similar rule or regulation hereafter adopted by the SEC.

ARTICLE VI

MISCELLANEOUS

Section 6.1 - Administration

The Committee shall have the power to interpret the Plan, the Term Sheet and these Terms and Conditions and to adopt such rules for the administration, interpretation and application of the Plan as are consistent therewith and to interpret or revoke any such rules. All actions taken and all interpretations and determinations made by the Committee shall be final and binding upon the Employee, the Company and all other interested persons. No member of the Committee shall be personally liable for any action, determination or interpretation made in good faith with respect to the Plan or the Options. In its absolute discretion, the Board of Directors of the Company may at any time and from time to time exercise any and all rights and duties of the Committee under the Plan, the Term Sheet and these Terms and Conditions. Notwithstanding anything else herein or the Plan, interpretation of the terms Cause, Good Reason and Disability shall be made in accordance with the procedures and dispute resolutions provisions of the Employment Agreement and that of Change in Control in accordance with the procedures and dispute resolutions provisions of the Continuity Agreement.

Section 6.2 - Shares to Be Reserved

The Company shall at all times during the term of the Option Award reserve and keep available such number of shares of Common Stock as will be sufficient to satisfy the requirements of the Term Sheet and these Terms and Conditions.

Section 6.3 - Recapitalizations, etc.

The provisions of the Term Sheet and these Terms and Conditions shall apply, to the full extent set forth herein with respect to the Option Award, to any and all shares of capital stock of the Company or any capital stock, partnership units or any other security evidencing ownership interests in any successor or assign of the Company or its Affiliates (whether by merger, consolidation, sale of assets or otherwise) which may be issued in respect of, in exchange for, or substitution of the Option Award, by reason of any stock dividend, split, reverse split, combination, recapitalization, liquidation, reclassification, merger, consolidation or otherwise.

Section 6.4 - State Securities Laws

The Company hereby agrees to use its best efforts to comply with all state securities or “blue sky” laws which might be applicable to the issuance of the shares underlying the Options to the Employee.

Section 6.5 - Binding Effect

The provisions of the Term Sheet and these Terms and Conditions shall be binding upon and accrue to the benefit of the parties hereto and their respective heirs, legal representatives, successors and assigns. In the case of a transferee permitted under the Term Sheet and these Terms and Conditions, such transferee shall be deemed the Employee hereunder; provided, however, that no transferee shall derive any rights under the Term Sheet and these Terms and Conditions unless and until such transferee has delivered to the Company a Joinder (in the form attached hereto as Exhibit A) and becomes bound by the terms of the Term Sheet and these Terms and Conditions.

Section 6.6 - Miscellaneous

In the Term Sheet and these Terms and Conditions, (i) all references to “dollars” or “$” are to United States dollars and (ii) the word “or” is not exclusive. If any provision of the Term Sheet and these Terms and Conditions shall be declared illegal, void or unenforceable by any court of competent jurisdiction, the other provisions shall not be affected, but shall remain in full force and effect.

Section 6.7 - Notices

Any notice to be given under the terms of the Term Sheet and these Terms and Conditions to the Company shall be addressed to the Company in care of its Secretary, and any notice to be given to the Employee shall be addressed to him at the address given on the Term Sheet. By a notice given pursuant to this Section 6.7, either party may hereafter designate a different address for notices to be given to him. Any notice which is required to be given to the Employee shall, if the Employee is then deceased, be given to the Employee’s personal representative if such representative has previously informed the Company of his or her status and address by written notice under this Section 6.7. Any notice shall have been deemed duly given when enclosed in a properly sealed envelope or wrapper addressed as aforesaid, deposited (with postage prepaid) in a post office or branch post office regularly maintained by the United States Postal Service.

Section 6.8 - Titles

Titles are provided herein for convenience only and are not to serve as a basis for interpretation or construction of the Term Sheet and these Terms and Conditions.

Section 6.9 - Applicability of Plan

The Common Stock issued to the Employee upon exercise of the Options shall be subject to all of the terms and provisions of the Plan, to the extent applicable to the Option and any shares of Common Stock issuing upon the exercise of the Options (or any portion thereof). In the event of any conflict between the Term Sheet and these Terms and Conditions, these Terms and Conditions shall control. In the event of any conflict between the Term Sheet or these Terms and Conditions and the Plan, the terms of the Term Sheet or Terms and Conditions shall control.

Section 6.10 - Restrictive Covenants

In consideration of the Company entering into the Term Sheet and these Terms and Conditions with the Employee, the Employee reaffirms the restrictive covenants set forth in Section 8 of the Employment Agreement.

Section 6.11 - Amendment

The Term Sheet and these Terms and Conditions may be amended only by a writing executed by the parties hereto which specifically states that it is amending the Term Sheet or these Terms and Conditions, as applicable.

Section 6.12 - Governing Law

The Term Sheet and these Terms and Conditions shall be governed by, and construed and interpreted in accordance with, the law of the State of New York.

Section 6.13 – Jurisdiction

The parties to the Term Sheet and these Terms and Conditions agree that jurisdiction and venue in any action brought by any party hereto pursuant to the Term Sheet and these Terms and Conditions shall properly lie and shall be brought in any federal or state court located in the Borough of Manhattan, City and State of New York. By execution and delivery of Term Sheet and these Terms and Conditions, each party hereto irrevocably submits to the jurisdiction of such courts for itself, himself or herself and in respect of its, his or her property with respect to such action. The parties hereto irrevocably agree that venue would be proper in such court, and hereby irrevocably waive any objection that such court is an improper or inconvenient forum for the resolution of such action.

Section 6.14 - Pronouns

The masculine pronoun shall include the feminine and neuter, and the singular the plural, where the context so indicates.

Section 6.15 – Counterparts

The Term Sheet and these Terms and Conditions may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which together shall constitute one and the same instrument.

Section 6.16 – Code Section 409A

If any payment of money, delivery of shares of Common Stock or other benefits due to the Employee hereunder could cause the application of an accelerated or additional tax under Section 409A of the Code, such payment, delivery of shares of Common Stock or other benefits shall be deferred if deferral will make such payment, delivery of shares of Common Stock or other benefits compliant under Section 409A of the Code, otherwise such payment, delivery of shares of Common Stock or other benefits shall be restructured, to the extent possible, in a manner, determined by the Company and reasonably acceptable to the Employee, that does not cause such an accelerated or additional tax.

EXHIBIT A

JOINDER

By execution of this Joinder, the undersigned agrees to become a party to that certain Term Sheet for Employee Stock Option Awards and that certain Terms and Conditions for Employee Stock Option Awards, effective as of                      (collectively, the “Agreement”), among WEIGHT WATCHERS INTERNATIONAL, INC. (the “Company”) and                      (the “Employee”). By execution of this Joinder, the undersigned shall have all the rights, and shall observe all the obligations, applicable to the Employee (except as otherwise set forth in the Agreement), and to have made on the date hereof all representations and warranties made by such Employee, modified, if necessary, to reflect the nature of the undersigned as a trust, estate or other entity.

Name:

Address for Notices:	With copies to:

Signature:

Date: